July 13, 2023

Colleen DiClaudio
154 Highland Terrace
Pitman, NJ 08071

Chris Miglino, CEO
SRAX, Inc.
1014 S Westlake Blvd Suite 14-299
Westlake Village, CA 91361

Chris,

This letter is to inform you that I will be resigning from SRAX Board of Directors effective immediately. It has been a pleasure working with you and the team and I wish you a lot of success in all your future endeavors.

If there is anything that is required of me to finalize my departure please let me know.

Kind regards,

Colleen DiClaudio

Colleen DiClaudio

July 11, 2023

Marc Savas
3773 New Hope Road
Aubrey, Tx 76227

Chris Miglino, CEO
SRAX, Inc.
1014 S Westlake Blvd Suite 14-299
Westlake Village, CA 91361

RE: Letter of Resignation

Dear Chris:

I am writing to formally tender my resignation as a Director of SRAX, Inc., effective immediately.

As of receipt of this letter I am no longer serving on the Board of SRAX, Inc. or any of the committee assignments as a member or chair.

As this letter is my formal notice of resignation, I kindly request that you notify me regarding any formal protocol that may be required to complete the resignation process, effective today, July 11, 2023.

Sincerely,

DocuSigned by:
Marc Savas 7/11/2023
956C319274394B7...

Marc Savas

cc: Alan Urban

July 11, 2023

Robert Jordan
7338 Pacific View Drive
Los Angeles, CA 90068

Chris Miglino, CEO
SRAX, Inc.
1014 S Westlake Blvd Suite 14-299
Westlake Village, CA 91361

RE: **<u>Letter of Resignation</u>**

Dear Chris:

I am writing to formally tender my resignation as a Director of SRAX, Inc., effective immediately. After careful consideration, I have come to the difficult decision that it is in my best interest to step down from my position on the board as Director and Audit Committee Chairman.

As this letter is my formal notice of resignation, I kindly request that you notify me regarding any formal protocol that may be required to complete the resignation process, effective today, July 11, 2023.

I would like to extend my best wishes to you and SRAX, Inc. on your ongoing endeavors and wish you the very best in the future.

Sincerely,

Robert Jordan

cc: Alan Urban